THIS ASSET TRANSFER AGREEMENT dated as of the 1st day of January, 2005.

B E T W E E N :

1476246 Ontario Limited

a Corporation duly incorporated pursuant

to The Business Corporations Act of Ontario,

having its Registered Office in the City of

Sarnia, in the County of Lambton

(hereinafter called the "Purchaser")

OF THE FIRST PART

- and -

Pinetree Law Enforcement Products Ltd.

a Corporation duly incorporated pursuant

to The Business Corporations Act of Ontario,

having its Registered Office in City of

Sarnia, in the County of Lambton

(hereinafter called the "Vendor")

OF THE SECOND PART

WHEREAS the Vendor is the beneficial and registered owner of certain assets, being the business assets and undertaking of the Vendor including equipment, inventory, receivables, stock and trade, intellectual property, licences, agreements, trademarks (including those assets specified in attached Schedule 1) hereinafter referred to as the "Purchased Assets";

AND WHEREAS the Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Vendor the Purchased Assets on the terms and subject to the conditions hereinafter contained;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration now paid by each of the parties hereto to the other party (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINED TERMS

1.1            "Closing Date" means the 10th day of January, 2005, with an effective date of January 1st, 2005, or such earlier or later date as may be mutually agreed upon by the parties hereto.

1.2	"Time of Closing" means 11:00 a.m. (Sarnia time) on the Closing Date.

1.3            "Purchase Price" means the purchase price payable to the Vendor for the Purchased Assets in accordance with Article 3.

ARTICLE 2
PURCHASE AND SALE OF THE PURCHASED ASSETS

2.1            Subject to the terms and conditions hereof, the Vendor agrees to sell and the Purchaser agrees to purchase the Purchased Assets on the Closing Date.

ARTICLE 3
PURCHASE PRICE

3.1            The Purchase Price payable to the Vendor for the Purchased Assets shall be equal to the fair market value of the Purchased Assets which has been determined to be One Hundred and Forty Nine Thousand, Five Hundred and Forty Five Dollars and Eighty Cents ($149,545.80). The Purchase Price will be allocated as determined by the Purchaser.

ARTICLE 4
PAYMENT OF THE PURCHASE PRICE

4.1            The Purchase Price shall be paid and satisfied on the Closing Date as follows:

(a)	to Release Crown Lien, direct payment of $69,545.80 to Receiver General for Canada representing amounts owing by the Vendor with respect to Statutory Deductions and GST owning as of January 1st, 2005;

(b)

assumption of Promissory Note in the amount of $80,000.00, together with accrued interest in favour of 1476232 Ontario Limited and secured by a General Security Agreement over the assets and undertaking of the Vendor.

4.2            The Purchaser shall be liable for and shall pay all federal and provincial sales taxes and all other taxes, duties or other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets by the Vendor to the Purchaser.

4.3            Subject to the indebtedness owing in favour of 1476232 Ontario Limited, the Purchaser is not assuming and shall not be liable for, and the Vendor hereby agrees to indemnify and save harmless the Purchaser from and against, all obligations, commitments, debts, liabilities of or claims against the Vendor as at the Closing Date, whether arising out of or in any way connected with the Purchased Assets.

4.4            The parties hereto agree in respect of the Purchased Assets that the Purchase Price shall be payable and allocable as determined in the sole discretion of the Purchaser.

ARTICLE 5
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor covenants, agrees with, represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying upon such covenants, agreements, representations and warranties in connection with the purchase by the Purchaser of the Purchased Assets herein provided for:

5.1            The Vendor is the owner of the Purchased Assets with good and marketable title thereto free and clear of any claims, liens or encumbrances of any nature whatsoever, save as specifically provided herein, and has the exclusive right and full power to sell, assign, transfer and deliver the Purchased Assets to the Purchaser free and clear of any claims, liens or encumbrances whatsoever and such sale will not contravene, breach or offend against or result in any default under any agreement, indenture, mortgage, lease agreement, statute, regulation, order or judgment to which the Vendor is a party or subject or by which the Vendor is bound or affected.

5.2            No person, firm or corporation has any agreement, option or any rights capable of becoming an agreement or option for the acquisition from the Vendor of the Purchased Assets.

5.3            No suits, actions or other legal proceedings of any sort are pending or are threatened which would restrain or otherwise prevent, in any manner, the Vendor from effectually and legally transferring the Purchased Assets to the Purchaser free and clear of any and all claims, liens and encumbrances nor are there any suits, actions or other legal proceedings, the effect of which would be to cause a lien to attach to the Purchased Assets to divest title to the Purchased Assets or make the Purchaser, the Vendor, the Corporation, or any of them liable for damages, pending or threatened and the Vendor has no knowledge of any claims which could give rise to such a suit, action or legal proceeding.

5.4            This Agreement constitutes a valid and binding obligation of the Vendor enforceable against them in accordance with the terms hereof, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

5.5            The Vendor is not a "non-resident" within the meaning of the Income Tax Act (Canada).

5.6            The Vendor shall cause all necessary steps and proceedings to be taken to permit the Purchased Assets to be duly and regularly transferred to the Purchaser.

ARTICLE 6
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser covenants, agrees with, represents and warrants to the Vendor as follows and acknowledges and confirms that the Vendor is relying on such covenants, agreements, representations and warranties in connection with the sale by the Vendor of the Purchased Assets:

6.1            The Purchaser has been duly incorporated and organized and is validly subsisting and in good standing under the laws of the Province of Ontario. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser.

6.2            This Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with the terms hereof, subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

6.3            The Purchaser is not a "non-Canadian" within the meaning of the Investment Canada Act (Canada).

ARTICLE 7
SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

7.1            The covenants, representations and warranties of the Vendor and the Purchaser contained in this Agreement and contained in documents submitted pursuant to or in connection with the transactions herein provided for shall survive the closing of the purchase and sale of the Purchased Assets herein provided for and, notwithstanding such closing, and regardless of any investigation by or on behalf of the Purchaser with respect thereto, shall continue in full force and effect.

ARTICLE 8
PURCHASER'S CONDITIONS OF CLOSING

The purchase and sale of the Purchased Assets is subject to the following terms and conditions for the exclusive benefit of the Purchaser to be fulfilled and/or performed at or prior to the Time of Closing:

8.1            The covenants, representations and warranties of the Vendor to the Purchaser contained in this Agreement shall be true and correct at the Time of Closing with the same force and effect as if such covenants, representations and warranties were made at and as of such time provided that the closing of the transaction of purchase and sale herein provided for shall not be nor be deemed to be a waiver of the covenants, representations and warranties contained in this Agreement, which covenants, representations and warranties shall continue in full force and effect as provided for in Article 7.1 hereof.

8.2            All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor at or before the Closing Date shall have been complied with or performed.

8.3            No action or proceeding in Canada by law or in equity shall be pending or threatened by any person, firm, company, government, governmental authority, regulatory body or agency to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby.

8.4            The execution and delivery of this Agreement shall have been duly authorized by all necessary corporate action on behalf of the Purchaser.

8.5            The Vendor shall cause the necessary steps and proceedings to be taken by the Corporation to permit the Purchased Assets to be duly and effectively transferred to the Purchaser.

8.6            All documents or copies thereof required to be delivered to the Purchaser shall have been so delivered.

8.7            In case any condition, obligation or covenant of the Vendor to be performed prior to the Time of Closing shall not have been performed prior to the Time of Closing, the Purchaser may terminate this Agreement by notice in writing to the Vendor and in such event the Purchaser shall be released from all obligations hereunder and unless the Purchaser can show that the condition or conditions for the non-performance of which the Purchaser has rescinded this Agreement are reasonably capable of being performed or caused to be performed by the Vendor, then the Vendor shall also be released from all obligations hereunder; provided, however, that the Purchaser shall be entitled to waive compliance with any of such conditions, obligations or covenants in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part.

ARTICLE 9
VENDOR'S CONDITIONS OF CLOSING

The purchase and sale of the Purchased Assets is subject to the following terms and conditions for the exclusive benefit of the Vendor to be fulfilled and/or performed at or prior to the Time of Closing:

9.1            The covenants, representations and warranties of the Purchaser to the Vendor contained in this Agreement shall be true and correct at the Time of Closing with the same force and effect as if such covenants, representations and warranties were made at and as of such time provided that the closing of the transaction of purchase and sale herein provided for shall not be nor be deemed to be a waiver of the covenants, representations and warranties contained in this Agreement, which covenants, representations and warranties shall continue in full force and effect as provided for in Article 7.1 hereof.

9.2            All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Closing Date shall have been complied with or performed.

9.3            All documents or copies thereof required to be delivered to the Vendor shall have been so delivered.

9.4            In case any condition, obligation or covenant of the Purchaser to be performed prior to the Time of Closing shall not have been performed prior to the Time of Closing, the Vendor may terminate this Agreement by notice in writing to the Purchaser and in such event the Vendor shall be released from all obligations hereunder and unless the Vendor can show that the condition or conditions for the non-performance of which the Vendor has rescinded this Agreement are reasonably capable of being performed or caused to be performed by the Purchaser, then the Purchaser shall also be released from all obligations hereunder; provided, however, that the Vendor shall be entitled to waive compliance with any of such conditions, obligations or covenants in whole or in part if they see fit to do so without prejudice to any of their rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part.

ARTICLE 10
CLOSING DATE AND CONVEYANCE

10.1         Subject to compliance with the terms and conditions hereof, all assignments, transfers and deliveries hereunder shall take place, and the purchase and sale shall be completed and take effect as at the Time of Closing notwithstanding that the recording of the transfer of the Purchased Assets on any public register has not been completed at the date hereof.

10.2         The closing of the transactions contemplated herein shall take place at the Time of Closing at the offices of George, Murray & Shipley unless otherwise agreed to by the parties hereto.

10.3         Notwithstanding that the Vendor may have today executed and delivered to the Purchaser certain other documents and instruments of conveyance, each of the parties covenants and agrees that they will from time to time hereafter execute and deliver such additional documents and instruments do such acts and things as may be reasonably necessary to fully and effectively sell, assign, transfer and convey the Purchased Assets, pursuant to this Agreement and to otherwise carry out the intent and purpose of this Agreement.

ARTICLE 11
NOTICES

11.1         Any notice required or permitted to be given for the purposes of this Agreement shall be in writing and shall be sufficiently given if personally delivered to all the parties or their legal personal representatives, or to an officer of the Purchaser or the Corporation or if sent by telex, telefax, or registered mail, postage prepaid and addressed to such other party or parties as follows:

(a)	to the Vendor, at:	Pinetree Law Enforcement Products Ltd.
1200 Michener Road
Sarnia, Ontario
N7S 4B1

(b)	to the Purchaser, at:	1476246 Ontario Limited

c/o George Murray Shipley Bell, LLP

2 Ferry Dock Hill, P.O. Box 2196

Sarnia, Ontario

N7T 7L8

Attention: Mr. D’Arcy D. W. Bell

and such notice shall be deemed to have been received on the date it was personally delivered transmitted by clear telexed or telefaxed copy or on the third business day following the day on which it was mailed or telegrammed, as the case may be; provided, however, that if at the time of mailing any such notice, normal postal service shall have been interrupted through strikes or other similar irregularities, then such notice shall be deemed to have been received on the third day following the resumption of normal mail service.

ARTICLE 12
GENERAL PROVISIONS

12.1         Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

12.2         The parties shall sign such further and other papers and documents as may be necessary and desirable to give full force and effect to this Agreement.

12.3         This Agreement shall be construed in accordance with the laws of the Province of Ontario.

12.4         This Agreement and the provisions hereof shall constitute the entire agreement among the parties hereto. No subsequent variation or amendment of the provisions herein shall have any effect unless made in writing and signed by the parties hereto.

12.5         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date first set out above.

SIGNED, SEALED AND DELIVERED	)
in the presence of	)	1476246 Ontario Limited
)
	)	Per: /s/ Barry Lamperd
	)	Barry Lamperd, President
)
	)	Per: /s/ Dominic DiCarlo
	)	Dominic DiCarlo, Vice-President
)
	)	We have authority to bind the Corporation
)
)
	)	Pinetree Law Enforcement Products Ltd.
)
	)	Per: /s/ Barry Lamperd
	)	Barry Lamperd, President
	)	I have authority to bind the Corporation

SCHEDULE 1

SEWING MACHINES & RELATED EQUIPMENT

1.	PFAFF	442-0-6701-BS
539747
2.	Brother	LK3-13826-1
3.	CONSEW	Model 226R-1	WB 9601590
4.	CONSEW	Model 226	WB 6710197
5.	PFAFF	145-H3-6/0 - CSN
6.	PFAFF	481-6/01
900 61 – CSN
7.	JUKI	Model 2516	Class: FF6-600
2000 – 0 8977
8.	PFAFF	145-H3-6/01- CSN
9.	JUKI	Model DDL-5530	DDLWF 19581
10.	JUKI	Model LU-563	LUOYC01679
11.	PFAFF	3335 HJ 1152
12.	PFAFF	195-H3-6/01- BLN
779 006
13.	Brother	EF4-13956-OIC
C 5562321
14.	JUKI	Model DDL – 555	X-55-22-17
15.	PFAFF	195 H3	6/01- BLN
791477
16.	Scissors Sharpening Grinder		101611
17.	Hot Knife
18.	Circular Saw
19.	Band Saw
20.	Drill Press

MATERIAL UNDER BENCH

1.	AKKO Red Plastic	30 metres
2.	AKKO White Mesh	15 metres
3.	AKKO Black Mesh	30 metres
4.	AKKO Oxford Black	70 metres
5.	Ennis Black Mesh	50 metres
6.	Green	8 metres
7.	Black Vinyl	8 metres
8.	Orange (both sides)	7 metres
9.	Blue	50 metres
10.	Black	45 metres
11.	Orange (white on back)	7 metres
12.	Gun Bags Vinyl (red) (1-½") (XXXL)	35 metres
13.	Yellow (1/4")	7 metres
14.	Red (shiny)	3 metres
15.	Camouflage	4 metres
16.	Pants (blue)	3
17.	Easel Bags	3
18.	Curved Shields (ready to stuff)	26
19.	Curved Shields (to be sewn)	10
20.	Pepper Spray (to be sewn)	100
21.	Enforcer Bags with suit	2

accessories (helmets, etc.)

22.	Duel Weapon bags being sewn	4
23.	Groin Protectors	3
24.	Enforcer Bag	1

25.	Enforcer Helmets	5
26.	Enforcer Gloves	28 pairs
27.	Fanny Packs	[8]
28.	Small Sample Bag	1
29.	Helmet Shells Black	11

(Simunition – old style)

30.	Enforcer Helmets	3
31.	Sim Helmets	2
32.	Used Arm Punch Bag	1
33.	Backs	3
34.	Cut out material
35.	Helmet (jaw protector)	16
36.	Green Sample	1
37.	Red shell	10
38.	Grey shell	6
39.	Gas Mask Pouch (with snap closure)	1
40.	Hand punch	2
41.	Skins	9
42.	Backs	13
43.	Barday Tactical Chest Protector Inserts	3
44.	Prism Second Chance Chest Protector	3

Carrier (2-XL and 1-S)

45.	Duty Shirt, Duty Pants	1 set

Second Chance Pulllover-type Nylon Shell

46.	Tactical Bag (camouflage)	2
47.	Hats (2 black & 1 grey)	3

48.	Wrist Protectors (grey) (part of glove)	18
49.	Sample Gloves	3
50.	Sample Equipment Cover	2
51.	Monaduock Chest Protector	1
52.	Gas Mask Pouch (buckle closure)	5
53.	Arm Bands	15
54.	Chest Protector (Police)	2
55.	Sample Monaduock Enforcer Bag	1
56.	Chest Protector and Beige Pouch	1
57.	Grappling (light) Gloves with	8

wrist protection

58.	Chest Protectors (yellow)	2
59.	Belt Loops (with 2 inch ring)	7
60.	Pepper Spray holder	7

with snap

61.	Pepper Spray holder	2

with Velcro

62.	Flashlight Holders (6½" long, ¾" dia.)	1
63.	Raid Jacket (L) (grey)	4
64.	Raid Jacket (XL) (grey)	5
65.	Raid Pants (XL) (black)	1
66.	Upper Body Protector (w/o inserts)	5
67.	Raid Jacket With Hood (black) (L)	1
68.	Raid Jacket Blue (L) (missing zippers)	3
69.	Holster Foam Inserts	14
70.	Holster Covers	24
71.	Internal Vest Carrier	1

72.	Vest With Pockets (XXXL)	1
73.	Internal Vest Carrier	1
74.	Vest (XXXL)	1
75.	Vest (L)	1
76.	Duty Bag (sample)	1
77.	Cargo Bag (sample)	1
78.	Large Cargo Bag on Wheels (sample)(black)	1
79.	Dual Weapon Bag (sample) (blue)	2
80.	Pants (1 grey, 1 blue with light blue strip)	2
81.	Bomber Jacket (Sarnia/Clearwater)	1
82.	Shirts (light blue)	6
83.	Lab Jacket (white) XL	1
84.	Jacket (camouflage)	1
85.	Pants (1 grey, 1 black)	2
86.	Raid Pants with Liner (blue) (L)	1
87.	Pants (black) (no pockets) (elastic top)	1
88.	Sample Drag Bag & Tan	1

(example from Wolverine)

89.	Dual Gun Bag (body of bag only)			12
90.	Dual Gun Bag (body of bag with liner only)			4
91.	Dual Gun Bag (front pocket only)			15
92.	Outside Carriers:
	Large:	19 Front	30 Back
	Medium:	9 Front	21 Back
	Small:	2 Front	1 Back
93.	Drag Bags (1 black, 1 cameo)			2
94.	3 oz. Gun Bag (sample) (red)			1

95.	Used Jackets (grey, khaki, camouflage)	3
96.	Sample Jacket (blue)	1

UPSTAIRS STORAGE AREA

1.	1½" Locking Slider	9
2.	1" Locking Sliders	100
3.	1½" Metal Locking Sliders	40
4.	Zipper Head tab on both sides	200

DOWNSTAIRS STORAGE RACKS

1.	1" Elastic	1 roll
2.	1½" Female Buckles	500
3.	1½" Male Buckles	100
4.	2" Male/Female Buckles	25
5.	1½" Slider	25
6.	1½" Male Buckles	300
7.	1" Buckles	50
8.	2" D-rings (silver)	50
9.	2" D-rings (black)	300
10.	1" Lock Slider	40
11.	Belt Clips	50
12.	2" Webbing	1½ roll
13.	1" Webbing	2½ rolls
14.	1½" Webbing	2 rolls
15.	2" Velcro Soft	1 7/8 roll
16.	2" Velcro Hard	1¾ roll

17.	1½" Velcro Soft	1 7/8 roll
18.	1½" Velcro Hard	1 roll
19.	1" Velcro Hard	2 rolls
20.	1" Velcro Soft	2 rolls
21.	2" Elastic	½ roll
22.	Zipper	1 coil
23.	Binding	2 rolls
24.	½ Foam (white)	2 rolls
25.	1-½ Foam (Kick Bags)	40
26.	Foam Adhesive	1 can
27.	Adhesive Spray	1 box

UPSTAIRS STORAGE ROOM

1.	¾" Binding	4 rolls
2.	1" Binding	1 roll
3.	#8 Zipper (white)	30 metres
4.	Bias (flat)	15 metres
5.	Bias (doubled)	215 metres
6.	1" Webbing (red)	60 metres
7.	1" Webbing (white)	45 metres
8.	1" Webbing (black)	45 metres
9.	2" Velcro Soft (green)	40 metres
10.	2" Velcro Hard (green)	20 metres
11.	1" Velcro Hard (black)	40 metres
12.	1" Velcro Soft (black)	40 metres

13.	2-½" Chrome Rings	42
14.	1½" Male/Female Buckle	76
15.	1½" Snap Hooks	125
16.	1½" [triangle]	100
17.	1½" Female Buckles	100
18.	1½" Male Buckles	100
19.	2" Male/Female Buckles	4
20.	1" Male/Female Buckles	43
21.	1-½" D-Rings	47
22.	2" D-Rings	355
23.	1" Snap Hooks	28
24.	1" Sliders	100
25.	2" Sliders	800
26.	1½" Sliders	65
27.	¼" End Snaps	40
28.	Zipper Head 2 Tabs (up/down)	40
29.	TKD Pants (green)	1
30.	TKD T-Shirts	4
31.	T-Shirts (Police Challenge 98)	9
32.	Smocks (L) (Bluewater School Hairdresser)	4
33.	Upper Body (Knife Resisting)	1
34.	Upper Body Shell	1
35.	Trainer Jacket & Pants (L)	1

(green with yellow strip)

36.	Raid Jackets (L) (blue)	3

37.	Raid Jackets (grey)	12

1 Complete and 11 Partial

38.	Smock (L) (white)	1
39.	Shin Protectors	2
40.	Tactical Bags	4

h:\wpdocs\ks\ active files\lamperd\doc\asset transfer agmt with schedule 1.doc